Exhibit 10.1

CHENIERE ENERGY, INC.
2015 LONG-TERM CASH INCENTIVE PLAN
1.ESTABLISHMENT OF PLAN. Cheniere Energy, Inc. establishes the “Cheniere Energy, Inc. 2015 Long-Term Cash Incentive Plan” effective as of the Effective Date. Awards granted under the Plan shall be subject to the terms and conditions of the Plan as set forth herein, as it may be amended from time to time.
2.PURPOSES. The purposes of the Plan are (i) to offer selected Employees, including Executive Officers, Consultants and Non-Employee Directors of the Company or its Affiliates an opportunity to participate in the growth and financial success of the Company, (ii) to provide the Company an opportunity to attract and retain the best available personnel, (iii) to provide performance-related incentives to certain of such Employees and Consultants to achieve established Performance Goals, and (iv) to promote the growth and success of the Company’s business by aligning the financial interests of Employees, Consultants and Non-Employee Directors with those of the stockholders of the Company. Toward these objectives, this Plan provides for the grant of cash-settled Awards to Employees, Consultants and Non-Employee Directors.
3.DEFINITIONS. As used herein, unless the context requires otherwise, the following terms have the meanings indicated below.
(a)“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company; provided, however, with respect to Awards of Stock Appreciation Rights that are intended to be excluded from the application of Section 409A of the Code, the term affiliate will be applied in a manner to ensure that the Common Stock covered by such Awards would be “service recipient stock” with respect to the Participants to whom the Awards are granted.
(b)“Award” means any right granted under the Plan, including a Stock Appreciation Right Award, a Phantom Unit Award, a Performance Unit Award, an Other Stock-Based Award or a Cash Award, in each case, that is paid or settled solely in cash, whether granted singly or in combination, to a Participant pursuant to the terms, conditions and limitations that the Committees may establish in order to fulfill the objectives of the Plan. An Award may be granted under the Plan pursuant to a written Award agreement between the Company and a Participant, a written Award notice provided to the Participant of the Award, or a written program adopted by the Company or the Committee establishing Awards under the Plan. Notwithstanding any other provision of the Plan relating to Award agreements, an Award under the Plan and related documents, including the Plan and any prospectus for the Plan, may be delivered to a Participant in electronic format pursuant to such policies and procedures as adopted from time to time by the Company. If an Award or related documents are delivered in an electronic format and the Participant consents to participate in the electronic Award procedures established by the Company with respect to the Plan by using his personal identification number to access the Award documents, such action by the Participant shall constitute the Participant’s electronic signature and acceptance of the terms and conditions of the Award.
(c)“Board” means the Board of Directors of the Company.
(d)“Cash Award” means an Award granted pursuant to Section 10.
(e)“Cause” means, except as otherwise defined in an applicable Award agreement:
(i)in the case of a Director, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate;
(ii)in the case of a Participant whose employment with the Company or an Affiliate is subject to the terms of a written employment agreement between such Participant and the Company or Affiliate, which employment agreement includes a definition of “Cause,” the term “Cause” as used in the Plan or any agreement establishing an Award shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and
(iii)in all other cases,
(A)the commission by Participant of a crime or other act of misconduct that causes or is likely to cause economic damage to the Company or an Affiliate or injury to the business reputation of the Company or Affiliate;
(B)the commission by a Participant of an act of fraud or dishonesty in the performance of Participant’s duties (or in the case of a Consultant, Participant’s services) on behalf of the Company or an Affiliate;
(C)the violation by the Participant of the Company’s Code of Business Conduct and Ethics Policy; or
(D)the failure of Participant to perform his or her duties at a level and in a manner satisfactory to the Company in its sole discretion.
The determination of whether Cause exists with respect to an Executive Officer shall be made by the Board in its sole discretion and the determination of whether Cause exists with respect to all other Participants shall be made by the Company’s Vice President of Human Resources in his or her sole discretion in consultation with the Company’s General Counsel.
(f)“Change of Control” means, except as otherwise defined in an applicable Award agreement, the occurrence during the term hereof of any of the following events:

(i)any “person” (as defined in Section 3(a)(9) of the Exchange Act and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) any Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding;
(ii)the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;
(iii)individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board; or
(iv)the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquirer, of such assets.
(g)“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.
(h)“Committee” means the Board or the Compensation Committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan; provided, however, that if no such committee is appointed (or no such committee shall be in existence at any relevant time), the term “Committee” for purposes of the Plan shall mean the Board; provided, further, that (i) as necessary in each case to satisfy the requirements of Rule 16b-3 with respect to Awards granted under the Plan, while any class of equity securities of the Company is registered under Section 12 of the Exchange Act, the Committee shall be a committee of the Board consisting solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, and (ii) to the extent that the

Company’s Compensation Committee Charter (as amended and/or restated) requires the approval of the Board for Awards to Executive Officers, the term Committee shall refer to the Board acting in such capacity. Notwithstanding the foregoing provisions, the Board or the Committee may delegate to a committee of one or more officers and/or Directors (such committee, as constituted from time to time, the “LTCIP Grant Committee”) the authority to grant equity-based cash-settled Awards, subject to the terms of the Plan, including any limitations contained in Section 5 and any additional limitations as may be contained in resolutions adopted by the Board or the Committee from time to time, to selected Employees and Consultants who are not then (A) Executive Officers, (B) Non-Employee Directors or (C) persons subject to Rule 16b-3. When used in the Plan, the term “Committees” shall refer to the Committee and the LTCIP Grant Committee, in each case, acting within the scope of its authority under the Plan with respect to the matter covered by the particular reference.
(i)“Common Stock” means the common stock of the Company, $0.003 par value per share or the common stock that the Company may in the future be authorized to issue.
(j)“Company” means Cheniere Energy, Inc., a Delaware corporation, and any successor corporation.
(k)“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.
(l)“Continuous Service” means, with respect to a Participant, the provision of services to the Company or an Affiliate, or any successor, as an Employee, Director or Consultant which is not interrupted or terminated. Except as otherwise provided in a particular Award agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate, or any successor, as an Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave or any other authorized personal leave.
(m)“Director” means a member of the Board or the board of directors of an Affiliate.
(n)“Disability” means, except as otherwise defined in an applicable Award agreement, the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person or, if such a plan does not exist at any relevant time, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(o)“Effective Date” means April 21, 2015, the date the Plan was approved by the Compensation Committee of the Board, as then constituted.
(p)“Employee” means any person, including an Executive Officer or Director, who is employed by the Company or an Affiliate, as determined by the Company in good faith and in the exercise of its discretion. The payment of compensation by the Company or an Affiliate to a Director or Consultant solely with respect to such individual rendering services in the capacity of a Director or Consultant, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
(r)“Executive Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act) without regard to whether such person is an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act.
(s)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock has an established market by virtue of being listed or quoted on any registered stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid price, if applicable) on such exchange (or, if the Common Stock is listed or traded on more than one registered exchange, on the exchange with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price is reported on that day, on the last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.
(ii)In the absence of any listing or quotation of the Common Stock on any such registered exchange, the Fair Market Value shall be determined in good faith by the Committee.
(t)“Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Executive Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u)“Other Stock-Based Award” means an award granted pursuant to Section 9 that is not otherwise specifically provided for in the Plan, the value of which is based in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock.
(v)“Participant” means any Employee, Non-Employee Director, or Consultant to whom an Award has been granted under the Plan.
(w) “Performance Goal” means a standard established by the Committee based on one or more business criteria described in Section 11 to determine in whole or in part whether an Award shall be earned.
(x)“Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter, during which any Performance Goals specified by the Committee with respect to such Award are to be measured.
(y)“Performance Unit Agreement” means the written agreement evidencing a Performance Unit Award. Each Performance Unit Agreement shall be subject to the terms and conditions of the Plan.
(z) “Performance Unit Award” means an Award granted pursuant to Section 8.
(aa) “Phantom Unit Award” means an Award granted pursuant to Section 7.
(bb)“Phantom Unit Award Agreement” means the written agreement evidencing a Phantom Unit Award. Each Phantom Unit Award Agreement shall be subject to the terms and conditions of the Plan.
(cc)“Plan” means this Cheniere Energy, Inc. 2015 Long-Term Cash Incentive Plan, as set forth herein and as it may be amended from time to time.
(dd)“Regulation S- K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S -K shall be deemed to include any amendments or successor provisions to such item.
(ee)“Restricted Period” means the period established by the Committee with respect to an Award during which the Award is subject to forfeiture or is not exercisable by the Participant.
(ff)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.
(gg)“Section” means a section of the Plan unless otherwise stated or the context otherwise requires.
(hh)“Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
(ii)“Stock Appreciation Rights” means an Award granted under Section 6.
(jj)“Stock Appreciation Rights Agreement” means a written agreement with a Participant with respect to an Award of Stock Appreciation Rights.
(kk)“Unit” means a notional unit of Common Stock of the Company, where each Unit corresponds to one share of Common Stock of the Company, as may be adjusted pursuant to Section 12.
4.INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan may be (a) Stock Appreciation Rights; (b) Phantom Unit Awards; (c) Performance Unit Awards; (d) Other Stock-Based Awards; and (e) Cash Awards.
5.ELIGIBILITY. Awards may be granted to Employees, Non-Employee Directors, and Consultants. The Committee in its sole discretion shall select the recipients of Awards; provided, however that subject to the terms and conditions of the Plan and to the extent permitted herein, the Committee may delegate to the LTCIP Grant Committee the authority to recommend and/or select the recipients of Awards under the Plan or any sub-plan of the Plan by resolution and/or the terms of any such sub-plan, subject to the limitations contained in this Section 5 and any additional limitations as may be contained in resolutions adopted by the Board or the Committee from time to time; provided, further, that Awards to Executive Officers, Non-Employee Directors and persons subject to Rule 16b-3 shall require the approval of the Committee and/or the Board; provided, further, that to the extent required by the Company’s Compensation Committee Charter (as amended and/or restated), Awards to Executive Officers shall be reviewed and recommended by the Compensation Committee to the Board for approval. A Participant may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Non-Employee Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.
6.STOCK APPRECIATION RIGHTS. The Committee may grant cash-settled Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors under the Plan. The terms and conditions of Stock Appreciation Rights, including the vesting and exercise provisions, shall be set forth in a Stock Appreciation Rights Agreement (which need not be the same for each Participant) in such form as the Committee approves, but which is not inconsistent with the Plan. A Stock Appreciation Right may be granted at any time. The exercise price of any Stock Appreciation Right shall be not less than the Fair Market Value of the Common Stock on the grant date of the Award.
(a)Payment of Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon exercise of the right, an amount of cash in an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock over the applicable exercise price per Unit subject thereto. Stock Appreciation Rights under the Plan may be settled only in cash.

(b)Terms and Conditions. Stock Appreciation Rights under the Plan shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term greater than ten (10) years. Each such Stock Appreciation Right under the Plan may be exercised by the Participant for a period of six (6) months following the date the Participant’s Continuous Service terminates, but only to the extent the Participant was otherwise entitled to exercise the Stock Appreciation Right on the date the Participant’s Continuous Service terminates (and in no event later than the expiration date of the Award); provided, however, that if the Participant’s Continuous Service terminates for Cause, the Participant’s right to exercise the Stock Appreciation Right shall immediately terminate.
(c)Date of Grant. The date of grant of an Award of Stock Appreciation Rights shall be the date on which the Committee makes the determination to grant such Award unless a later date is specified by the Committee at the time of such determination.
7.PHANTOM UNIT AWARDS. The Committee may, from time to time and subject to the terms of the Plan, grant Phantom Unit Awards to Employees, Consultants and Non-Employee Directors. Each Phantom Unit Award Agreement shall be in such form and contain such terms and conditions (which need not be the same for each Participant who receives a Phantom Unit Award) as the Committee shall deem appropriate, but such terms shall take into account the provisions of Section 409A of the Code applicable to the Award. The Award date of a Phantom Unit Award shall be the date on which the Committee makes the determination to grant the Award unless a later date is specified by the Committee at the time of such determination.
(a)Payment of Phantom Unit Awards. A Phantom Unit Award is a right to receive cash equal to the Fair Market Value of a specified number of shares of Common Stock underlying Units subject thereto payable at the end of a Restricted Period or the last day of a specified deferral period.
(i)Award and Restrictions. Satisfaction of a Phantom Unit Award shall occur upon expiration of the deferral period or a Restricted Period specified for such Phantom Unit Award by the Committee (which may include a risk of forfeiture), if any, as the Committee may impose. Such restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.
(ii)Award Period; Forfeiture. The Committee shall establish, at the time of grant of each Phantom Unit Award, a period over which (or the conditions with respect to which) the Award shall vest with respect to the Participant and the time at which the Award will be settled and paid. Except as otherwise determined by the Committee or as may be set forth in any Phantom Unit Award Agreement, employment or other agreement pertaining to a Phantom Unit Award, upon termination of the Participant’s Continuous Service during the applicable deferral period or Restricted Period (including any applicable Performance Period) or portion thereof to which forfeiture conditions apply, all Units underlying Phantom Unit Awards that are at that time subject to deferral period or a Restricted Period shall be forfeited; provided that the Committee, subject to the provisions and limitations contained in Section 11 relating to Awards subject to Performance Goals, may provide at the time of grant of a Phantom Unit Award that restrictions or forfeiture conditions relating to Units underlying Phantom Unit Awards shall be waived in whole or in part in the event of terminations of Continuous Service resulting from specified causes.
8.PERFORMANCE UNIT AWARDS. The Committee may, from time to time and subject to the terms of the Plan, grant Performance Unit Awards to Employees, Consultants and Non-Employee Directors. A Performance Unit Award is a right to receive an amount of cash, or alternative amounts of cash, determined based upon the attainment of specified performance criteria or alternative criteria (including, the Performance Goals described in Section 11 below) established by the Committee in its sole discretion. Each Performance Unit Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Performance Unit Agreements may change from time to time, and the terms and conditions of separate Performance Unit Agreements need not be identical, but each such Performance Unit Agreement shall be subject to the terms and conditions of this Section 8. The Award date of a Performance Unit Award shall be the date on which the Committees make the determination to grant the Award unless a later date is specified by the Committees at the time of such determination.
9.OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Employees, Consultants and Non-Employee Directors Other Stock-Based Awards, which shall consist of a right that (a) is not an Award described in any other Section of the Plan, (b) is payable solely in cash and (c) is denominated in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. The term of an Award granted under this Section 9 shall in no event exceed a period of ten (10) years (or if the Award is intended to satisfy the provisions of Section 11, such shorter period provided for in Section 11).
10.CASH AWARDS. In addition to granting Stock Appreciation Rights, Phantom Unit Awards, and Other Stock-Based Awards, the Committee is hereby authorized, subject to the limitations of the Plan, to grant to Employees, Consultants and Non-Employee Directors Cash Awards, which shall consist of a right that (a) is not an Award described in any other Section of the Plan, (b) is payable solely in cash and (c) is not denominated in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. The determinations made by the Committee pursuant to this Section 10 shall be specified in the applicable Award agreement or other document or documents established by the Committee pursuant to which the Cash Award is granted.
11.PERFORMANCE GOALS. The Committee may, in its sole discretion, condition the grant or vesting of any Award upon the achievement of one or more Performance Goals over a Performance Period established by the Committee in its sole discretion in accordance with this Section 11.

(a)General. Any Performance Goals established by the Committee for Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. The Committee may determine that such Awards shall be granted and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to the grant and/or settlement of such Awards. Performance Goals may differ among Awards granted to any one Participant or for Awards granted to different Participants.
(b)Business Criteria. The Performance Goals shall be established by the Committee from time to time in its sole discretion. Performance Goals may relate to performance of one or more business units, divisions or subsidiaries of the Company or the applicable sector of the Company, one or more regions or product lines of the Company’s business, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. Any Performance Goals may be determined, in the sole discretion of the Committee, on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.
(c)Performance Period; Timing for Establishing Performance Goals. Achievement of Performance Goals in respect of Awards may be measured based on performance over a Performance Period, as specified by the Committee in its sole discretion, or may be determined based on whether or not the Performance Goals are satisfied at any time prior to the expiration of a Performance Period.
(d)Settlement of Awards Contingent Upon Attainment of Performance Goal. In the case of an Award subject to one or more Performance Goals measured over a Performance Period, at or after the end of the Performance Period, the Committee shall determine the amount of cash, if any, payable to the applicable Participant in respect of such Award based upon achievement of the business criteria over such Performance Period. In the case of a Performance Goal satisfied based upon whether or not certain specified business criteria are achieved at any time during a Performance Period, the Committee shall determine the amount of cash, if any, payable to the applicable Participant in respect of such Award upon the achievement of the applicable business criteria upon or following the satisfaction of the applicable business criteria (even if prior to the expiration of the applicable Performance Period). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.
(e)Written Determinations. The Committee shall have the authority to determine whether the Performance Goals and other terms and conditions of the Award satisfied all determinations by the Committee as to the establishment of Performance Goals, the amount of any Award, and the achievement of Performance Goals relating to Awards shall be made in writing in the case of any Award granted to a Participant.

(f)Waiver of Performance Goals. The Committee shall have discretion to modify or waive the Performance Goals or conditions to the grant or vesting of an Award except as otherwise provided in Section 15(g) or the relevant Award agreement.
12.ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.
(a)Capital Adjustments. The number of Units covered by each outstanding Award granted under the Plan, the exercise or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment, and the limits under Section 5, shall be proportionately adjusted or an equitable substitution shall be made with respect to such Units to reflect, as determined by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, extraordinary cash dividend resulting from a nonrecurring event that is not a payment of normal corporate earnings, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws or other applicable laws. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Units subject to an Award. Notwithstanding the foregoing provisions of this Section 12(a), no adjustment may be made by the Committee with respect to an outstanding Award that would cause such Award and/or the Plan to become subject to Section 409A of the Code.
(b)Dissolution or Liquidation. The Committee shall notify the Participant at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Award, to the extent that an Award has not been previously exercised or settled, or the Restricted Period has not lapsed, any such Award shall expire and shall be forfeited and the Units underlying such Award shall be returned to the Company, in each case, immediately prior to consummation of such dissolution or liquidation, and such Award shall terminate immediately prior to consummation of such dissolution or liquidation. A “dissolution or liquidation of the Company” shall not be deemed to include, or to be occasioned by, any merger or consolidation of the Company with any other corporation or other entity or any sale of all or substantially all of the assets of the Company (unless that sale is effected as part of a plan of liquidation of the Company in which the Company’s business and affairs are wound up and the corporate existence of the Company is terminated).
(c)Change of Control. Unless specifically provided otherwise with respect to Change of Control events in an individual Award agreement or in a then-effective written employment agreement between the Participant and the Company, if, during the effectiveness of the Plan, a Change of Control occurs, each Stock Appreciation Right which is at the time outstanding under the Plan shall (i) automatically become fully vested and exercisable, immediately prior to the specified effective date of such Change of Control, for all of the Units at the time represented by such Stock Appreciation Right and (ii) expire twenty (20) days after the Committee gives written notice to the Participant specifying the terms and conditions of the acceleration of the Participant’s

Stock Appreciation Rights, or if earlier, the date by which the Stock Appreciation Right otherwise would expire. To the extent that a Participant exercises his Stock Appreciation Right before or on the effective date of the Change of Control, the Company shall pay all cash payable upon exercise of that Stock Appreciation Right, and such Stock Appreciation Right shall not be treated as issued and outstanding for purposes of the Change in Control. If a Participant does not exercise his Stock Appreciation Right within the twenty (20) day period described above, or if earlier, the date by which the Stock Appreciation Right otherwise would expire, the Stock Appreciation Right shall immediately be forfeited and the Participant shall have no further rights to exercise the Stock Appreciation Right. Notwithstanding the foregoing provisions, in the event of any Change of Control, all of the Company’s obligations regarding Stock Appreciation Rights that were granted hereunder and that are outstanding and vested on the date of such event (taking into consideration any acceleration of vesting in connection with such transaction) may, on such terms as may be approved by the Committee prior to such event, be (i) assumed by the surviving or continuing corporation (or substituted rights of equal value may be issued by such corporation) or (ii) canceled in exchange for cash or other property in an amount in cash equal to the amount that would have been payable to a Participant pursuant to the Change of Control event if the Participant’s vested Stock Appreciation Rights had been fully exercised immediately prior to the Change of Control event and in lieu of Units, shares were paid in settlement thereof; provided, however, that if the amount that would have been payable to a Participant pursuant to such transaction if such Participant’s vested Stock Appreciation Rights had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, the Committee may, in its discretion, cancel any or all such Stock Appreciation Rights for no consideration or payment of any kind.
Unless specifically provided otherwise with respect to Change of Control events in an individual Award or in a then-effective written employment agreement between the Participant and the Company, if, during the effectiveness of the Plan, a Change of Control occurs, all other outstanding Awards subject to forfeiture provisions (other than Awards of Stock Appreciation Rights) shall lapse and such Awards shall become fully vested and settled (subject, in each case, to satisfaction by the affected Participant of the requirements of Section 14); provided, however, if the Award is treated as “nonqualified deferred compensation” under Section 409A of the Code and the Award provides for a payment as a result of a Change of Control, (i) the definition of Change of Control for purposes of applying this Section 12(c) and for purposes of determining whether a payment event has occurred shall, in lieu of the definition contained in Section 3(f), be the definition assigned to a “change in the ownership or effective control of a corporation, or change in the ownership of a substantial portion of the assets of a corporation” contained in Treasury Regulation Section 1.409A-3(i)(5), using the default percentages contained in such Treasury Regulation and (ii) the Company must be the relevant corporation described in Treasury Regulation Section 1.409A-3(i)(5)(ii).
13.GENERAL PROVISIONS APPLICABLE TO ALL AWARDS.
(a)General. In addition to the other terms and conditions of the Plan pursuant to which Awards may be granted, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and, to the extent permissible under Section 409A of the Code, terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate or waive any term or condition of an Award that would cause the Participant to incur additional taxes under Section 409A of the Code. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.
(b)Form of Award. Each Award granted under the Plan shall be evidenced by a written Award in such form (which need not be the same for each Participant) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that Awards satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder.
(c)Awards Criteria. In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Participant as it deems appropriate.
(d)Form and Timing of Payment under Awards. Subject to the terms of the Plan and any applicable Award, payments to be made upon the exercise or settlement of an Award shall be made as soon as administratively practicable following the date on which the amount is payable. The settlement of any Award, subject to any specific provisions or limitations set forth in the Award, shall be paid solely in the form of cash.
(e)Termination of Continuous Service for Cause. In the event a Participant’s Continuous Service is terminated for Cause, all outstanding Awards that have then not been settled (whether vested or unvested) shall be forfeited immediately.
(f)Transferability of Awards. Awards granted under the Plan, and any Units or other interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Participant only by the Participant; provided, that the Participant may designate persons who or which may exercise or receive his Awards following his death.
(g)Privileges of Stock Ownership. No Participant will have any of the rights of a shareholder with respect to an Award or any Units under the Plan. A Unit is a notional unit of Company and, as a result, does not provide or give rise to any right to a share of Common Stock or to receive the Fair Market Value of a share of Common Stock except as specifically provided in this Plan or an Award agreement. No distribution in the form of cash paid or delivered by the Company on a share of Common Stock shall entitle Participant to any distribution (whether in cash, Common Stock, Units or otherwise) with respect to any Unit. No adjustment shall be made to

Awards for dividends or distributions or other rights in respect of the Common Stock, except as provided otherwise in the Plan or an applicable Award agreement.
(h)Section 409A. The Plan and any Awards hereunder are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code and shall be interpreted accordingly.
(i)Separation from Service. Notwithstanding any provision contained in the Plan to the contrary, no amount shall be paid pursuant to the Plan that is treated as being paid from a “nonqualified deferred compensation plan” as described in Section 409A(a)(1) of the Code relating to a Participant’s termination of Continuous Service with the Company or an Affiliate unless such termination of Continuous Service constitutes a “separation from service” as such term is defined under Treasury Regulation Section 1.409A-1(h) and any successor provision thereto (“Separation from Service”).
(ii)Deferred Payments for Certain Key Employees. Notwithstanding any other provision contained in the Plan or a related Award document to the contrary, if the Company determines that (i) at the time of the Participant’s Separation from Service the Participant is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code and (ii) any payments to be provided to the Participant under the Plan are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“409A Taxes”) if paid at the time such payments are otherwise required under the Plan or a related Award document, then such payments shall be delayed until the earlier of (A) the date that is six months after the date of the Participant’s Separation from Service or (B) the Participant’s death. If the amounts delayed are payable in installments, the delayed payments will be paid on the first day of the seventh month following the date of the Participant’s separation from service (or earlier death). The provisions of this Section 16(i)(ii) shall only apply to the minimum extent required to avoid the Participant’s incurrence of any 409A Taxes.
(iii)Section 409A Compliance; Separate Payments. The Plan is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Plan or a related Award document become subject to (A) the gross income inclusion set forth within Section 409A(a)(1)(A) of the Code or (B) the interest and additional tax set forth within Section 409A(a)(1)(B) of the Code (collectively, “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that a Participant may be eligible to receive under the Plan or a related Award document shall be treated as a separate and distinct payment and shall not collectively be treated as a single payment.
14.TAXES. All payments in respect of Awards under the Plan shall be subject to, and reduced by, any tax amounts (including, without limitation, any income and employment taxes (whether federal, state, local or otherwise) and any United Kingdom income tax and national insurance contributions) that may be required to be withheld by the Company in connection with such payments. The Company makes no commitment or guarantee to Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Plan or any Award hereunder.
15.MISCELLANEOUS.
(a)No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.
(b)Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.
(c)Other Laws. The Committee may refuse to issue or transfer any cash or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such cash or such other consideration might violate any applicable law.
(d)Administration. The Plan shall be administered by the Committees. The Committees shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committees may rescind and amend its rules and regulations from time to time. The interpretation by the Committees of any of the provisions of the Plan or any Award granted under the Plan shall be final, binding and conclusive upon the Company and all persons having an interest in any Award or any shares of Common Stock acquired pursuant to an Award. Notwithstanding the authority hereby delegated to the Committees to grant Awards to Employees, Non-Employee Directors and Consultants under the Plan, the Board shall have full authority, subject to the express provisions of the Plan, to grant Awards to Employees, Non-Employee Directors and Consultants under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provision of Awards granted to Employees, Consultants and Non-Employee Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. No member of the Committees or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
(e)Effect of Plan. Neither the adoption of the Plan nor any action of the Board or the Committees shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award, or any amendment thereto, duly authorized by the Committees and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award, or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person’s Continuous Service at any time, with or without cause.
(f)No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
(g)Amendment or Termination of Plan. The Board, or an authorized committee thereof, in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Award, exercise agreement or instrument to be executed pursuant to the Plan. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an amendment to the terms of an Award) signed by the Participant and the Company. Notwithstanding the preceding sentence, the Board, or an authorized committee thereof, unilaterally may amend the Plan to the extent necessary or appropriate to prevent the Plan or an Award from being subject to the provisions of Section 409A of the Code; provided that any such amendment is permitted by Section 409A of the Code, Treasury regulations issued thereunder or other guidance issued by the Internal Revenue Service.
(h)Term of Plan. Unless sooner terminated by action of the Board, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.
(i)Severability and Reformation. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.
(j)Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

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